Exhibit 99.1

Technical Communications Corporation Reports Corrected Results for the
              Second Fiscal Quarter Ended March 31, 2007

    CONCORD, Mass.--(BUSINESS WIRE)--May 4, 2007--Technical Communications Corporation (OTCBB: TCCO.OB) today announced a correction to its previously announced results for its second fiscal quarter ended March 31, 2007. For the quarter ended March 31, 2007, the Company reported net income of $312,000, or $0.23 per share, on revenue of $1,288,000, as compared to a net loss of $(159,000), or $(0.12) per share, on revenue of $1,005,000 for the same period in fiscal 2006. For the six months ended March 31, 2007, the Company reported net income of $195,000, or $0.14 per share, on revenue of $2,050,000, as compared to a net loss of $(263,000) or $(0.19) per share, on revenue of $1,919,000 for the same period in fiscal 2006. For the three and six month periods ended March 31, 2007, net income is $25,000 higher than previously reported. There was no impact from this change on any other previous periods.

    The amount of non-cash stock based compensation was incorrectly reported by the Company on April 27, 2007. The correct amount for the quarter and six months ended March 31, 2007 is $(23,000), or $(0.02) per share and $(50,000), or $(0.04) per share, respectively.

    About Technical Communications Corporation

    TCC designs, manufactures, and supports superior grade secure communications systems that protect highly sensitive information transmitted over a wide range of data, voice and fax networks. TCC's security solutions protect information privacy on every continent in over 110 countries. Government agencies, militaries, financial institutions, telecommunications carriers and multinational corporations worldwide rely on TCC to protect their communications networks.

    Statements made in this press release, including any discussion of our anticipated operating results, financial condition and earnings, including statements about the Company's ability to achieve and sustain growth and profitability, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, identified by the use of such terms as "anticipates," "believes," "expects," "may," "plans" and "estimates," among others, involve known and unknown risks. The Company's results may differ significantly from the results expressed or implied by such forward-looking statements. The Company's results may be affected by many factors, including but not limited to future changes in export laws or regulations, changes in technology, the effect of foreign political unrest, the ability to hire, retain and motivate technical, management and sales personnel, the risks associated with the technical feasibility and market acceptance of new products, changes in telecommunications protocols, the effects of changing costs, exchange rates and interest rates, and the Company's ability to secure adequate capital resources. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended December 30, 2006 and the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006.

                 Technical Communications Corporation
               Condensed consolidated income statements

                                                    Quarter ended

                                                 3/31/07     3/25/06
                                                ----------  ----------
Net sales                                      $1,288,000  $1,005,000
Gross profit                                      969,000     590,000
S, G & A expense                                  408,000     425,000
Product development costs                         268,000     335,000
Operating income (loss)                           293,000    (170,000)
Net income (loss)                              $  312,000  $ (159,000)
Net income (loss) per share:
       Basic                                   $     0.23  $   ( 0.12)
       Diluted                                 $     0.20  $   ( 0.12)


                                                  Six months ended

                                                 3/31/07     3/25/06
                                                ----------  ----------
Net sales                                      $2,050,000  $1,919,000
Gross profit                                    1,502,000   1,132,000
S, G & A expense                                  860,000     866,000
Product development costs                         487,000     548,000
Operating income (loss)                           155,000    (282,000)
Net income (loss)                              $  195,000  $ (263,000)
Net income (loss) per share:
       Basic                                   $     0.14  $   ( 0.19)
       Diluted                                 $     0.13  $   ( 0.19)

                Condensed consolidated balance sheets

                                                3/31/07      9/30/06
                                              ------------  ----------
Cash                                         $  1,980,000  $1,871,000
Accounts receivable, net                          248,000     206,000
Inventory                                       1,670,000   1,505,000
Other current assets                               64,000      92,000
                                              ------------  ----------
    Total current assets                        3,962,000   3,674,000
Property and equipment, net                        99,000      83,000
                                              ------------  ----------
  Total assets                               $  4,061,000  $3,757,000
                                              ============  ==========

Accounts payable                             $    137,000  $  114,000
Accrued expenses and other current
 liabilities                                      443,000     413,000
                                              ------------  ----------
    Total current liabilities                     580,000     527,000
    Total stockholders' equity                  3,481,000   3,230,000
                                              ------------ -----------
Total liabilities and stockholders' equity   $  4,061,000  $3,757,000
                                              ============ ===========


    CONTACT: Technical Communications Corporation
             Michael P. Malone, 978-287-5100
             Chief Financial Officer
             www.tccsecure.com